SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act


                              February 17, 2000
                                Date of Report
                      (Date of Earliest Event Reported)



                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        180 South 300 West, Suite 400
                          Salt lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

        NEVADA                 000-26731                  87-0627910
(State or other       (Commission File Number)        (I.R.S. Employer
jurisdiction of                                      Identification No.)
incorporation)

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ITEM 2:     ACQUISITION OF A BUSINESS

     On February 17, 2000, the Company signed a letter of intent to acquire all the outstanding and issued common stock of IntelliPay, Inc. (a Delaware corporation) through the issuances of the Company's $.001 par value common stock. The rate of exchange contemplated in the letter of intent is 2,300,000 shares of the Company's common stock for each share of IntelliPay common stock outstanding. IntelliPay has approximately 10,395,679 shares of common stock outstanding.

     Pacific WebWorks and IntelliPay have been working closely together for two years. Last year, the companies entered into a Joint Venture Agreement to establish MainStreetSquare.com, an online shopping portal.

     IntelliPay helps companies in their use of e-commerce web sites. They specialize in providing online, secure and real-time payment processing services for businesses of all sizes. IntelliPay systems use industry standard security components and methods, the same standards used by all major commerce sites. For more information on IntelliPay, visit www.intellipay.com.

ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)     Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K after the acquisition is consummated.

     (b)     Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K after the acquisition is consummated.

     (c)     Exhibits.

          None

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific WebWorks, Inc.


    /s/ Christian Larsen                            3/2/00
By: _____________________________     Date: _________________________________
      Christian Larsen, President